UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2018, the Board of Directors (the “Board”) of Sientra, Inc. (the “Company”), appointed Mary M. Fisher as a Class II director of the Company effective January 1, 2019, to serve until the Company’s 2019 Annual Meeting of Stockholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Fisher was also appointed as a member of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Compensation Committee of the Board (the “Compensation Committee”), effective January 1, 2019.

There were no arrangements or understandings between Ms. Fisher and any other persons pursuant to which she was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Fisher and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Ms. Fisher will receive annual cash compensation in the amount of $40,000 for her service on the Board, $10,000 for her service on the Audit Committee, and $7,500 for her service on the Compensation Committee. All amounts will be paid in quarterly installments. The Company will also pay Ms. Fisher for her travel expenses incurred in connection with her attendance at Board and committee meetings. In connection with her election to the Board and pursuant to the Policy, Ms. Fisher was granted an initial award of 11,934 restricted stock units (“RSUs”) based on a value of $150,000 divided by 12.57, the closing price per share of the Company’s common stock on December 20, 2018. The RSUs will vest in three equal annual installments subject to Ms. Fisher’s continuous service. Pursuant to the Policy, Ms. Fisher will also be eligible to receive annual equity awards with a $125,000 value subject to Ms. Fisher’s continuous service.

The Company will enter into an indemnification agreement with Ms. Fisher for her service as a director of the Company, consistent with the form of the Company’s indemnity agreement entered into with its other directors and filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Also on December 20, 2018, Mr. Simon resigned as a member of the Audit Committee, effective January 1, 2019. The Board concurrently appointed Mr. Simon to the Nominating and Governance Committee of the Board, also effective January 1, 2019. Except as reported herein, all other committee appointments remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: December 20, 2018	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief Executive Officer